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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 27, 2001 included in Damark International, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this registration statement.

                      /s/ Arthur Andersen LLP

Minneapolis, Minnesota
April 12, 2001

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EXHIBIT 23.2 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS